Registration No. _____________________________

As filed with the Securities and Exchange Commission on May 1, 2006

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549
[Missing Graphic Reference]

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

BOVIE MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	No. 11-2644611
(State or other jurisdiction of incorporation or organization)	(IRS— Employer Identification No.)

734 Walt Whitman Rd.,
Melville, New York 11747
(516) 421-5452

(Address, including zip code, and telephone number,

including area code, or registrant's principal executive offices)

BOVIE MEDICAL CORPORATION
2003 KEY SERVICES STOCK OPTION PLAN

(Full title of plan)

Andrew Makrides
President
Bovie Medical Corporation
734 Walt Whitman Road
Melville, NY 11747
(Name and address, including zip code, and telephone
number, including area code, of agent for service)

Copies to:
Alfred V. Greco, Esq.
SIERCHIO GRECO & GRECO, LLP
720 Fifth Avenue, Suite 1301
New York, New York 10019
Tel: 212-246-3030
Fax: 212-246-2225

(Registration Statement cover page continued)

CALCULATION OF REGISTRATION FEE

--------------	--------------	--------------	--------------	--------------
Title of Each	Amount to be	Proposed	Proposed	Amount of
Class of	Registered (1)	Maximum	Maximum	Registration
Be registered		Offering	Aggregate	Fee
		Price Per	Offering
		Share (1)	Price (1)
--------------	--------------	--------------	--------------	--------------
--------------	--------------	--------------	--------------	--------------
Common Stock,
Par value
$.001 per share (2)	1,200,000	$4.50	$ 5,400,000	$ 577.80
--------------	--------------	--------------	--------------	--------------

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)
The shares registered pursuant to this Registration Statement are available for grant as of the date of this Registration Statement under the registrant’s 2003 Key Services Stock Option Plan and available for issuance pursuant to certain stock options the forms of which are attached as exhibits to this Registration Statement.

(3)
Pursuant to General Instruction E, the registration fee paid in connection herewith is based on the maximum aggregate price at which securities covered by this registration statement are proposed to be offered.

PART I.	INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1:	Plan Information.

The information required by Part I is included in documents to be sent or given to the participants.

ITEM 2:	Registration Information and Employee Plan Annual Information.

Upon written or oral request, Bovie Medical Corporation, a Delaware corporation (the "Registrant") will provide, without charge, a copy of all documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) Prospectus, and all other documents required to be delivered to employees pursuant to Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). All requests should be made to Bovie Medical Corporation att: Andrew Makrides, President, Melville, NY 11747, tel no. (516) 421-5452

PART II:	INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:	Incorporation of Documents by Reference.

The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

(A)	Annual Report on Form 10-KSB for the Fiscal Year Ended December 31, 2005, filed March 30, 2006.

(B)
The description of the Common Stock which is contained in the registration statement filed under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

ITEM 4:	Description of Securities.

N/A

ITEM 5:	Interests of Named Experts and Counsel.
N/A

ITEM 6.	Indemnification of Directors and Officers.

The Registrant’s Certificate of Incorporation generally provides for the maximum indemnification of the corporation’s officers and directors as permitted by law in the State of Delaware. Delaware law empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to, believe his or her conduct was unlawful.

The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under this section, unless ordered by a court or advanced pursuant to this section, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote, of a quorum consisting of directors who were not parties to the action, suit or proceeding; (C) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The certificate of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to this section or for the advancement of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ITEM 7:	Not Applicable

ITEM 8:	Exhibits.
4.1	2003 Key Services Stock Option Plan.
4.2	Form of Stock Option
5.1	Opinion of Sierchio Greco & Greco, LLP
23.1	Consent of Sierchio Greco & Greco, LLP(consent included in Exhibit 5.1).
23.2	Consent of Bloom & Company

ITEM 9:	Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement;

	(iii)	To include any additional or changed material information on the plan of distribution; provided, however, that paragraphs

(1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

(2)
That, for determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

(3)		To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officers or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on this 11th day of May 2006.

Bovie Medical Corporation
By /S/ Andrew Makrides
Andrew Makrides, Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity in Which Signed	Date

S/ Andrew Makrides
Andrew Makrides	President, Director,	May 11, 2006
Principal Executive Officer
Chief Financial Officer and
Principal Accounting Officer

S/ __________________
Robert J. Saron	Director	May __, 2006

S/ George Kromer
George Kromer	Director	May 11, 2006

S/ Brian Madden
Brian Madden	Director	May 11, 2006

S/ _________________
Michael Norman	Director	May __, 2006

S/ Randy D. Rossi
Randy D. Rossi	Director	May 11, 2006

EXHIBIT INDEX

Sequentially
Document	Description of Document
Numbered Page

4.1	2003 Key Services Stock Option Plan

4.2	Form of Stock Option

5.1	Opinion of Sierchio Greco & Greco, LLP

23.1	Consent of Sierchio Greco & Greco, LLP
(contained in opinion)

23.2	Consent of Bloom & Company

Bovie Medical Corporation
2003 Key Services Stock Option Plan

SECTION 1

PURPOSES

         Bovie Medical Corporation (the "Company") desires to afford certain of its key employees, officers, directors and consultants who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such individuals an increase in and greater concern for the welfare of the Company and its subsidiary.

         The Company, by means of this 2003 Key Services Stock Option Plan (the “Plan”), seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

        The stock options offered pursuant to the Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any key employee or consultant.

        The stock options granted under the Plan are intended to be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not meet the requirements for incentive stock options.

SECTION 2

DEFINITIONS.

As used in the Plan, the following terms shall have the meanings set forth below:

(A)
"Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest.

(B)	"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(C)
"Committee" shall mean the Board of Directors, or a committee of the Board of Directors of the Company designated by resolution of the Board of Directors to administer the Plan, which shall consist of not less than two (2) “Non-Employee Directors,” as such term is defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended, each having the requisite qualifications thereunder to satisfy the requirements of Rule 16b-3.

(D)	"Company shall mean BOVIE MEDICAL CORPORATION", a Delaware corporation.

(E)	"Eligible Person" shall mean any employee, officer, director or consultant providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person.

(F)
"Fair Market Value" shall mean the closing "bid" price of the Company's Shares on the date in question as quoted on the American Stock Exchange, the Electronic Bulletin Board of the National Association of Securities Dealers or its Automated Quotation System ("NASDAQ") or on any successor national stock exchange on which the Common Stock is then listed and traded, provided, however, that if on the date in question there is no public market for the Company's Shares and they are neither quoted on the American Stock Exchange, the Electronic Bulletin Board, "NASDAQ" nor traded on any other national securities exchange, then the Committee shall, in its sole discretion and best judgment, determine the Fair Market Value.

(G)	"Incentive Stock Option" shall mean an option granted under the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(H)	"Non-Qualified Stock Option" shall mean an option granted under the Plan that is not intended to be an Incentive Stock Option.

(I)	"Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(J)	"Option Agreement" shall mean any written agreement, contract or document evidencing any Option granted under the Plan.

(K)	"Participant" shall mean an Eligible Person designated to be granted an Option under the Plan.

(L)	"Person" shall mean any individual, corporation, partnership, association, limited liability company, association or trust.

(M)	"Plan" shall mean this 2003 Key Services Stock Option Plan, as amended from time to time.

(N)	"Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(O)	"Shares" shall mean shares of Common Stock, $.001 par value, of the Company.

SECTION 3

ADMINISTRATION.

(A)
Power and Authority of the Committee. The Plan shall be administered by the Board of Directors, or, pursuant to resolution of the Board of Directors, a committee consisting of at least two non-employee directors, (the "Committee"). Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the types of Options (e.g., whether Incentive Stock Options or Non-Qualified Stock Options) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by each Option; (iv) determine the terms and conditions of any Option Agreement; (v) amend the terms and conditions of any Option Agreement and accelerate the exercisability of Options covered thereunder; (vi) determine whether, to what extent and under what circumstances Options may be exercised in cash, Shares or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances Options shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or Option Agreement relating to, or Option granted under the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Option granted under the Plan and any employee of the Company or any Affiliate.

SECTION 4
AVAILABLE SHARES SUBJECT TO OPTION.

(A)
Shares Available. The total number of Shares for which Options may be granted pursuant to the Plan shall be 1,200,000 Shares of the Common Stock in the aggregate, subject to adjustment as provided in Section 4(c). If any Shares covered by an Option or to which an Option relates are not purchased or are forfeited, or if an Option otherwise expires, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Option, to the extent of any such forfeiture or termination, shall again be available for Options under the Plan.

(B)
Accounting for Shares Covered by an Option. For purposes of this Section 4, the number of Shares covered by an Option shall be counted on the date of grant of such Option against the aggregate number of Shares available for granting Options under the Plan.

(C)
Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar rights to purchase Shares or other securities of the Company or other similar corporation transaction or event affects the Shares subject to Option grants under the Plan such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of(i) the number of Shares which may thereafter be made the subject of Options; (ii) the number of Shares subject to outstanding Option awards; (iii) the purchase or exercise price with respect to any Option, provided, however, that the number of Shares covered by an Option or to which such Option relates shall always be a whole number.

(D)
Incentive Stock Options. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 1,200,000, subject to adjustment as provided in the Plan and Section 422 or 424 of the Code or any successor provisions.

SECTION 5

ELIGIBILITY

    Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Option and the terms of any Option, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

SECTION 6

OPTION AWARDS.

         The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(A)	(i)
Exercise Price. (The purchase price per Share purchasable under an Option shall be determined by the Committee, provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option, provided further, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time such Option is granted, owns Shares of the Company or shares of any subsidiary corporation or parent corporation of the Company which possesses more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any subsidiary corporation or parent corporation of the Company (hereinafter, a “10% Shareholder”), the purchase price for each Share shall be such amount as the Committee in its best judgment shall determine to be not less than one hundred ten percent (110%) of the Fair Market Value per Share at the date the Incentive Stock Option is granted. In determining stock ownership of a Participant for any purposes under the Plan, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by Participant and believed by it to be true.

(ii)
Option Term. The term of each Option shall be fixed by the Committee which in any event shall not exceed a term (10) years from the date of the grant, provided, however, that the term of any Incentive Stock Option granted to any 10% Shareholder shall not be exercisable after the expiration of five (5) years from the date such Incentive Stock option was granted.

(iii)
Maximum Grant of Incentive Stock Options. The aggregate Fair Market Value (determined on the date the Incentive Stock Option is granted) of Shares subject to an Incentive Stock Option (when first exercisable) granted to a Participant by the Committee in any calendar year shall not exceed $100,000.

(iv)
Time and Method of Exercise. Subject to the provisions of the Plan, the Committee shall  determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other property, cancellation of credit or amounts due optionee from Company, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made  or deemed to have been made.

(B)	(1)	Vesting of Options. Options granted to participants shall either vest immediately on grant or shall vest over time as follows:

(a)
As to Participants that have served the Company for a period of less than five years, options granted under the Plan shall vest at the rate of 20% thereof for each year served and 20% per year for each additional year thereafter until a total of five years has been served by the Participant. At that time, the Option granted to the Participant shall be deemed fully vested.

(b)
As to Participants that have been employed or otherwise served the Company for a period of five consecutive years or more at the time of the grant of an Option under the Plan, such Option shall be deemed  fully vested at time of grant.

(c)
All Options under the Plan shall be required to be vested prior to exercise and if the entire option is not fully vested at the time of exercise, only that portion of the option that is vested shall be exercisable e.g. a participant who has been an employee or has had a relationship (as defined), with the Company for three years is granted an option for one thousand shares and wishes to immediately exercise it. Under the terms of the Plan, six hundred shares may be exercised immediately (because the shares vest immediately due to his three years of service) and as to the other four hundred shares, options to exercise two hundred shares shall vest and be exercisable during the current ( fourth ) year of service with the Company and options for the balance of 200 shares shall vest and be exercisable during the fifth year that the Participant serves with the Company. After the fifth year of service, any other options received by that Participant shall vest immediately because participant will have served the Company for five years at that time.

(e)
Limits on Transfer of Options. An Option and shares issuable or issued under the plan shall be transferable by a Participant only to family members by gift or through a domestic relations order, or by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any Shares purchased with respect to any Option upon the death of the Participant. Each Option shall be exercisable during the Participant's lifetime only by the Participant or by the Participant's or bona-fide transferee’s guardian or legal representative.

(C)
No Option or Shares underlying any Option shall be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(D)
For purpose of this form, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother in law, father-in law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other voting interests. Form S-8 is not available for the exercise of options transferred for value. The following transactions are not prohibited transfers for value:

	(i)	A transfer under a domestic relations order in settlement of marital property rights; and

	(ii)	A transfer to an entity in which more than fifty percent of the voting interests are owned by family members (or the participant) in exchange for an interest in the entity

(E)
Restrictions: Securities Exchange Listing. All certificates for Shares delivered upon the exercise of Options under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of  the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a national securities exchange, the Company shall not be required to deliver any Shares covered by an Option unless and until such Shares have been admitted for trading on such securities exchange.

(F)		Termination: Options shall terminate on the termination date set forth in the option except as otherwise set forth below:

(i)
Any provisions hereof notwithstanding, all vested options shall expire on the expiration date set forth in the option regardless of prior termination of relationship between the option holder and the Company.

(ii)
Subject to the provisions of subsection (iv) below, upon termination of the employment, consultancy, or other relationship with the Company, as the case may be, of any Participant, an Option previously granted to the Participant, unless the option is vested or it is otherwise specified by the Committee in the Option, shall, to the extent not theretofore exercised, terminate and become null and void on the effective date of termination, provided that:

(a)
If the Participant shall die while in the employ of the Company or during a period after termination of employment as specified in clause (ii) below and at a time when such Participant was titled to exercise an Option as herein provided, the legal representative of such Participant, or such person who acquired such Option by bequest or inheritance or by reason of the death of the Participant, may, not later than one (1) year from the date of death, exercise any non-vested Option which was not theretofore exercised in respect of any or all of such number of Shares as specified by the Committee in such Option; and

(b)
With respect to Participants who are employees, if the employment of any employee to whom such Option shall have been granted shall terminate by reason of the Employee’s retirement (at such age or upon such conditions as shall be specified by the Board of Directors), disability (as described in Section 22(e)(3) of the Code) or dismissal by the employer other than for cause (as defined below), and while such employee Participant is entitled to exercise such option as herein provided, such employee Participant shall have the right to exercise any non-vested Option held by him (or her), to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Committee in such Option, at any time up to and including twelve (12) months after the date of such termination of employment. In the event death occurs during the 12 month period after termination for any reason other than for cause, the time for such optionee’s representative to exercise such option shall extend to one (1) year from date of death of the optionee.

(c)
If a Participant voluntarily terminates his or her employment, consultancy or other relationship with the Company, as the case may be, any non-vested Option granted hereunder shall, unless  otherwise specified by the Committee in the Option, forthwith terminate upon the effective date of  voluntary termination with respect to any unexercised portion thereof.

(d)
If a Participant is terminated for cause as hereinafter defined, all non-vested options shall  terminate immediately unless otherwise specified by the Committee in the Option or at time of termination. Vested options shall not be cancelled upon termination for cause except in the case of a criminal act against the Company involving larceny or embezzlement of Company funds or property.

(e)
If an Option granted hereunder shall be exercised by the legal representative of a deceased or disabled Participant, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of death of any such person, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legalrepresentative or other person to exercise such Option.

(G)
For all purposes of the Plan, the term "for cause" shall mean, (i) with respect to a Participant who is a party to a written employment or consultancy agreement with the Company, as the case may be, which contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment or consultancy thereunder by the Company, "for cause" or "cause" as defined in the most recent of such agreements, or (ii) in all other cases, as determined by the Committee, in its reasonable discretion, that one or more of the following has occurred: (W) any failure or unreasonable refusal by a Participant to substantially perform his or her employment or consultancy duties, as the case may be, which failure or refusal shall not have been corrected or justified within thirty (30) days following written notice thereof, (X) any engaging by such Participant in serious misconduct or, in the case of an officer Participant, any failure or refusal by such officer Participant to follow the directions of the Company's Board of Directors or Chief Executive Officer of the Company which, in either case, is injurious to the Company or any Affiliate, (Y) any breach by a Participant of any covenant contained in the instrument pursuant to which an Option is granted, or (Z) such Participant's conviction of or entry of a plea of nolo contendere in respect of any felony, or of a misdemeanor which results in or is reasonably expected to result in economic or reputational injury to the Company or any of its Affiliates.

SECTION 7

AMENDMENT AND TERMINATION: ADJUSTMENTS.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Option Agreement or in the Plan:

(A)
Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Option Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

	(i)	would cause Rule 16b-3 to become unavailable with respect to the Plan;

(ii)
would violate the rules or regulations of any national securities exchange on which the Shares of the Company are traded or the rules or regulations of the National Association of Securities Dealers, Inc. that are applicable to the Company; or

	(iii)	would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

(B)
Amendments to Option Grants. The Committee may waive any conditions or rights of the Company under any outstanding Option grant, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Option grant, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.

(C)
Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem desirable to carry out the Plan.

SECTION 8

INCOME TAX WITHHOLDING: TAX BONUSES.

(A)
Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant ii! paying all or a portion of the federal and state taxes to be withheld or collected upon exercise of any Option, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise of any Option with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than the Shares issuable upon exercise of the applicable Option with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

(B)
Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Option under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise. The Committee shall have lull authority in its discretion to determine the amount of any such tax bonus.

SECTION 9

GENERAL PROVISIONS.

(A)
No Rights to Option Grants. No Eligible Person, Participant or other Person shall have any claim to be granted an Option under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Options granted under the Plan. The terms and conditions of Options need not be the same with respect to any Participant or with respect to different Participants.

(B)
Option Agreements. No Participant will have rights under an Option granted to such Participant unless and until an Option Agreement shall have been duly executed on behalf of the Company. Each Option Agreement shall set forth the terms and conditions of any Option granted to a Participant consistent with the provisions of this Plan.

(C)
No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(D)
No Right to Employment. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in anyway the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option Agreement.

(E)
Governing Law. The validity, construction and effect of the Plan or any Option granted hereunder, and any rules and regulations relating to the Plan or any Option granted hereunder, shall be determined in accordance with the laws of the State of Delaware except to the extent preempted by Federal law.

(i)
Severability. If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction or Option, and the remainder of the Plan or any Option shall remain in full force and effect.

(G)		Section Headings. The section headings included herein are only for convenience, and they shall have no effect on the interpretation of the Plan.

SECTION 10

EFFECTIVE DATE OF THE PLAN.

The Plan shall be effective on January 21, 2003 (the “Plan Effective Date”), subject to approval by the Company’s stockholders within one (1) year thereafter.

SECTION 11

TERM OF THE PLAN.

Unless the Plan shall have been discontinued or terminated as provided in Section 7(a), the Plan shall terminate on January 20, 2013. No Option shall be granted after the termination of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Option Agreement, any Option theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee provided for hereunder with respect to the Plan and any Option grants, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.

IN WITNESS WHEREOF, this Plan has been executed at Melville New York on the 21st day of January, 2003 and amended March 17, 2006.

BOVIE MEDICAL CORPORATION

By /s/Andrew Makrides
Andrew Makrides, President and Chief Executive Officer

Bovie Medical Corporation
a Delaware corporation

FORM OF STOCK OPTION
Name of Optionee
Date Option Granted

Address
         No. ________

    This option ("Option") is made as of the date set forth above by Bovie Medical Corporation, a Delaware corporation (hereinafter the "Company"), and the Optionee named above (hereinafter "Optionee"). The option granted hereby is granted pursuant to the Bovie Medical Corporation 2003 Key Services Option Plan dated, March 31, 2005 (the "Plan").

1.
Grant of Option. Pursuant to and subject to the terms and conditions of the Plan, the Company grants to the Optionee the right and option (the "Option") to purchase at $.__ per share on the terms and conditions hereinafter set forth all or any part of an aggregate of________shares (the "Shares") of the currently authorized and unissued Common Stock, par value $.OO1 per share. Subject to the terms of the Plan, the Option shall be exercisable, in whole or in part, during the period commencing with the date on which it is granted and ending on ________ , 20___.

Nothing contained herein shall be construed to limit or restrict the right of the Company or a parent or subsidiary corporation of the Company to terminate the Optionee’s services for the Company.

2.
Vesting of Option. The option granted hereby shall vest at the rate of 20% of the amount of the grant for each year of employment up to a total of five years at which time the option becomes fully vested. Each Optionee is able to apply his (her) prior years of employment in order to achieve immediate vesting of a portion or all of the options granted hereby, depending upon the total years of prior employment. Accordingly, if an Optionee has been employed by the Company for three years at the time he (she) receive this option, then a total of 60% of this option is deemed fully vested to the extent of 60% of such option. For each additional year employed, an additional 20% of the option granted hereby shall vest until a total of 5 years of employment (including employment prior to the grant of this option) will have occurred. At that time, the option will be deemed fully vested.

3.
Exercisability of Option. All options granted under the plan shall be exercisable during the term of the option provided the option is fully vested or the Optionee is employed by the Company at the time of exercise. In the event the option is not fully vested or the Optionee is no longer an employee of the Company at the time of exercise, then the provisions of paragraph 5 shall apply.

4.
Method of Exercise. The Option may be exercised pursuant thereto by written notice to the Company stating the number of shares with respect to which the option is being exercised, together with payment in full, (a) in cash or certified check; (b) or acknowledgement of cancellation of the Company’s indebtedness to the Optionee for services or otherwise; or (c) any combination of the foregoing. If requested by the Board of Directors, prior to the delivery of any Shares, the Optionee shall supply the Board of Directors with a representation that the Shares are not being acquired with a view to unlawful distribution and will be sold or otherwise disposed of only in accordance with applicable federal and state statutes, rules and regulations.

As soon after the notice of exercise as the Company is reasonably able to comply, the Company shall, without payment of any transfer or issue tax by the Optionee, deliver to the Optionee or any such other person, at the main office of the company or such other place as shall be mutually acceptable, a certificate or certificates for the Shares being purchased upon exercise of the Option. Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the Shares for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national securities exchange or any federal, state or local law. The Optionee may exercise the Option for less than the total number of Shares for which the Option is then exercisable, provided that a partial exercise may not be for fewer than 100 Shares, unless the remaining shares exercisable under the Option is for less than 100 Shares. The Option may be exercisable for whole Shares only.

5.
Termination of Option.The Option shall terminate and expire immediately as to the total number of remaining unexercised option shares at the expiration date of the option. In addition, the option shall automatically terminate upon the earlier of the following:

(i)
Subject to the provisions of Section 6 subparagraph (viii) (B) (iv) of the plan, as amended, immediately upon termination of the Optionee’s employment with the Company for cause (as defined under the Plan) unless the option is vested;

(ii)
If the option is not vested, at the expiration of twelve (12) months after of termination of the Optionee’s employment by the Company for any other reason, as such term is defined under the Plan; provided, that if the Optionee dies within such twelve-month period, subclause (iii) below shall apply; or

	(iii)	At the expiration of twelve (12) months after the date of death of the Optionee, if the Option is not vested.

	(iv)	On the effective date of voluntary termination with the Company by the Participant if the Option is not vested.

	(v)	All vested options, as defined in the Plan, shall expire upon the expiration date set forth in Paragraph 1 hereof.

6.
Adjustments. If there is any change in the capitalization of the Company affecting in any manner the number or kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate pursuant to Section 5 hereof), then the number and kind of shares then subject to the Option and the price to be paid therefore shall be appropriately adjusted by the Board of Directors; provided, however, that in no event shall any such adjustment result in the Company's being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with an appropriate adjustment to the price of each Share or other unit of security covered by this Option.

7.
Cessation of Corporate Existence. Notwithstanding any other provision of this Option, upon the dissolution or liquidation of the Company, the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of substantially all the assets of the Company or of more than 50% of the then outstanding stock of the Company to another corporation or other entity, the option granted hereunder shall terminate; provided, however, that: (i) each option for which no option has been tendered by the surviving corporation in accordance with all of the terms of provision (ii) immediately below shall, within five days before the effective date of such dissolution or liquidation, merger or consolidation or sale of assets in which the Company is not the surviving corporation or sale of stock, become fully exercisable; or (ii) in its sole and absolute discretion, the surviving corporation may, but shall not be so obligated to, tender to any Optionee, an option to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required substantially to preserve the rights and benefits of this option.

8.
Non-Transferability. The Option is not assignable or transferable by the Optionee, either voluntarily or by operation of law, otherwise than by gift to family members, a domestic relations order, by will or by the laws of descent and distribution, and is exercisable, during the Optionee's lifetime, only by the Optionee. Upon any attempted transfer of this Option contrary to the provisions hereof or the underlying Plan, the Board of Directors may, at its discretion, terminate this option.

9.
No Stockholder Rights. The Optionee or other person entitled to exercise this option shall have no rights or privileges as a stockholder with respect to any Shares subject hereto until the Optionee or such person has become the holder of record of such Shares, and no adjustment (except such adjustment as may be effected pursuant to the provisions of Section 4 hereof) shall be made for dividends or distributions of rights in respect of such Shares if the record date is prior to the date on which the Optionee or such person becomes the holder of record.

Executed by the Company as of this _____ day of _______________, 2006.

Bovie Medical Corporation a Delaware corporation

By:___________________________	Date: ______________________

SIERCHIO GRECO & GRECO, LLP
720 Fifth Avenue, Suite 1301
New York, New York 10019
Tel: 212-246-3030
Fax: 212-246-2225

Alfred V. Greco
Attorney at Law
May 11, 2006

Securities & Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Attn: Section of Filings and Reports

Re: Bovie Medical Corporation (the "Company")

2003 Key Services Stock Option Plan - Form S-8

Gentlemen:

In connection with the filing of the above referenced registration statement on Form S-8, the undersigned has been requested to render an opinion concerning 1,200,000 shares of common stock which are the subject of said registration statement. In this connection the undersigned has reviewed the Company’s 2003 Key Services Option Plan, the Company’s Certificate of Incorporation, its By-Laws, minutes and other relevant documents of the corporation.

Based upon the foregoing, the undersigned is of the opinion that (a) 1,200,000 shares of common stock of the Company par value $.001 per share have been duly authorized for issuance pursuant to exercise of options under the Company’s 2003 Key Services Stock Option Plan (the “Plan”) and, upon exercise of options issued pursuant to the Plan, and payment of consideration therefor, such shares, when issued, shall be validly issued, fully paid and non-assessable shares of the corporation.

The undersigned consents to the use of his name and the name of this firm in connection with the filing of the above referenced registration statement with the Securities & Exchange Commission.

Very truly yours,

SIERCHIO GRECO & GRECO, LLP

By:Alfred V Greco
Alfred V. Greco, Esq.

BLOOM & CO., LLP.
50 CLINTON STREET, SUITE 502
HEMPSTEAD, NY 11550
TEL 516 486-5900
FAX 516 486-5476

INDEPENDENT ACCOUNTANT'S CONSENT

The Board of Directors

Bovie Medical Corporation

We consent to incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2003 Key Services Stock Option Plan of Bovie Medical Corporation, as amended, of our report dated March 31, 2006, relating to the consolidated balance sheets of Bovie Medical Corporation as of December 31, 2005, and the related consolidated statements of operations, stockholders equity, and cash flows for each of the years then ended, which report appears in the December 31, 2005 Annual Report on Form 10-KSB of Bovie Medical Corporation, as amended.

Bloom & Co. LLP.
Hempstead, New York
May 11, 2006